SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2014

Well Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53985	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Katy Freeway-Suite #910 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 973-5738

_________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2014, Well Power, Inc., a Nevada corporation (the “Company”), entered into an Exclusive License and Distribution Agreement (the “License Agreement”) with ME Resource Corp. (“MEC”), a Canadian publicly listed company. Under the License Agreement, MEC appointed the Company as its exclusive distributor of Wellhead Micro-Refinery Units (MRUs) for the initial state of Texas and thereafter the first right of refusal on additional territories in the US (“Territory”), provided the Company maintains the financial, operational, and technical resources to expand into those additional territories (the “License”).

On August 31, 2014, the Company entered into an Exclusive License for Additional Territories and a Purchase Order for a Prototype (the “Agreement”). Under the Agreement, the Company agreed to pay MEC a non-refundable license payment of $250,000 to extend the Territory to include Montana. The payment is due on or before October 31, 2014. The license fee will be used towards the engineering and deployment of a full-scale pilot project in the territory, and after the successful demonstration of the pilot project the Company will have earned its exclusive right to distribute the MRU in the State of Montana.

The agreement calls for a prototype MRU that is expected to be skid mounted (transportable) and have the ability to process a maximum of 100 MCF/day of natural gas into stable liquid hydrocarbons (synthetic fuels) and process gas for power. The prototype MRU will be developed into a full-scale pilot project and will be used for research and development purposes. The total price of the prototype MRU will be $1,200,000 with a 30% deposit due upon acceptance of the purchase order and issuance of invoice by MEC. With this agreement in place the Company has reserved the opportunity to work with incumbent Oil and Gas landowners and operators showcasing the prototype.

The prototype MRU will differ from the commercial MRUs that will be deployed in the Territory. The prototype MRU will be used for ongoing Research and Development and thus increased engineering costs will be incurred. The plan is to set up a prototype unit in the Montana territory due to the number of inquiries the Company has been receiving. As such, we will need to raise money for the costs associated with the prototype MRU and the Company will share the cost with MEC and the operator.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed with the Securities and Exchange Commission as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Exclusive License for Additional Territories Purchase Order for Prototype

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Dan Patience

Dan Patience

President

Date: October 20, 2014

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